UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2021

ALTRA INDUSTRIAL MOTION CORP.

(exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Granite Street, Suite 201, Braintree, MA		02184
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 917-0600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001)	AIMC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On November 17, 2021, Altra Industrial Motion Corp. (the “Company”) entered into a new Credit Agreement (as amended from time to time, the “Credit Agreement”) by and among the Company and certain of its subsidiaries (collectively, the “Borrowers”), the lenders party to the Credit Agreement from time to time (collectively, the “Lenders”), Bank of Montreal as administrative agent (the “Administrative Agent”), as sustainability structuring agent and collateral agent thereunder, and under the Security and Guarantee Documents for the Lenders, and BMO Capital Markets Corp., Citizens Bank, N.A., JPMorgan Chase Bank, N.A., and Wells Fargo Securities, LLC as joint lead arrangers and joint bookrunners. Pursuant to the Credit Agreement, the Lenders are making available to the Borrowers a term loan facility of $400,000,000 (the “Term Loan Facility”) and a revolving credit facility of $1,000,000,000 (the “Revolving Credit Facility,” and together with the Term Loan Facility, the “Credit Facilities”). The amounts available under the Credit Facilities are to be available for general corporate purposes and to repay existing indebtedness. The stated maturity of both of the Credit Facilities is November 17, 2026, and there are scheduled quarterly principal payments due on the outstanding amount of the Term Loan Facility.

The Credit Facilities are guaranteed on a senior secured basis by certain direct and indirect domestic subsidiaries of the Company (each a “Guarantor” and collectively the “Guarantors”; the Guarantors collectively with the Borrowers, the “Loan Parties”).

The amounts available under the Revolving Credit Facility may be drawn upon in accordance with the terms of the Credit Agreement. All amounts outstanding under the Credit Facilities are due on the stated maturity or such earlier time, if any, required under the Credit Agreement. The amounts owed under either of the Credit Facilities may be prepaid at any time, subject to usual notification and breakage payment provisions. Interest on the amounts outstanding under the Credit Facilities is calculated using either a Base Rate or Eurocurrency Rate, plus the applicable margin. The applicable margins for Eurocurrency Loans are between 1.000% to 1.750%, and for Base Rate Loans are between 0.000% and 0.750%. The amounts of the margins are calculated based on the Total Leverage Ratio (as defined in the Credit Agreement). A portion of the Revolving Credit Facility may be used for the issuance of letters of credit, and a portion of the amount of the Revolving Credit Facility is available for borrowings in certain agreed upon foreign currencies.

Revolving borrowings and issuances of letters of credit under the Revolving Credit Facility are subject to the satisfaction of customary conditions, including the accuracy of representations and warranties and the absence of defaults.

The Credit Agreement contains usual and customary representations and warranties, usual and customary affirmative and negative covenants and restrictions, which among other things, will require the Borrowers to provide certain financial reports to the Lenders, require the Company to maintain certain financial covenants relating to consolidated leverage and interest coverage, and limit the ability of the Company and its subsidiaries to incur or guarantee additional indebtedness, pay dividends or make other equity distributions, purchase or redeem capital stock or debt, make certain investments, sell assets, engage in certain transactions, and effect a consolidation or merger. The obligations of the borrowers of the Credit Facilities under the Credit Agreement may be accelerated upon customary events of default, including non-payment of principal, interest, fees and other amounts, inaccuracy of representations and warranties, violation of covenants, cross default and cross acceleration, voluntary and involuntary bankruptcy or insolvency proceedings, inability to pay debts as they become due, material judgments, ERISA events, actual or asserted invalidity of security documents or guarantees and change in control.

Guarantee and Collateral Agreement; Trademark Security Agreement; Patent Security Agreement.

Pursuant to the Credit Agreement, on November 17, 2021, the Loan Parties and the Administrative Agent entered into a Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”), pursuant to which each Loan Party pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders, a security interest in all of its right, title and interest in, to and under all personal property, whether now owned by or owing to, or after acquired by or arising in favor of such Loan Party (including under any trade name or derivations), and whether owned or consigned by or to, or leased from or to, such Loan Party, and regardless of where located, except for specific excluded personal property identified in the Guarantee and Collateral Agreement (collectively, the “Collateral”). Notwithstanding the foregoing, the Collateral does not include, among other items, more than 65% of the capital stock of the first tier foreign subsidiaries of the Company. The Guarantee and Collateral Agreement contains other customary representations, warranties and covenants of the parties.

In connection with the Guarantee and Collateral Agreement, certain of the Loan Parties delivered a Patent Security Agreement and a Trademark Security Agreement in favor of the Administrative Agent pursuant to which each of the Loan Parties signatory thereto pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders, a security interest in all of its right, title and interest in, to and under all registered patents, patent applications, registered trademarks and trademark applications owned by such Loan Parties.

The foregoing summaries of the Credit Agreement, the Guarantee and Collateral Agreement, the Trademark Security Agreement, and the Patent Security Agreement do not purport to be complete and are qualified in their entirety by the Credit Agreement, the Pledge and Security Agreement, the Trademark Security Agreement, and the Patent Security Agreement, copies of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2021.

Item 1.02. Termination of a Material Definitive Agreement.

Effective as of November 17, 2021, in connection with the Company’s entry into the Credit Agreement the Company’s former Credit Agreement, dated as of October 1, 2018, as amended (the “Former Credit Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent, and a syndicate of lenders, was terminated. The current borrowings under the Former Credit Agreement at the time of its termination were subsequently repaid under the terms of the Credit Agreement and the security interests under the Former Credit Agreement were terminated and no early termination penalties were incurred in connection therewith. The outstanding letters of credit on behalf of the Company were transferred to the Credit Agreement and remain outstanding thereunder.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 8.01. Other Events.

On November 17, 2021, the Company issued a press release announcing its entry into the Credit Agreement. A copy of the press release is filed and attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated November 17, 2021*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRA INDUSTRIAL MOTION CORP.

Date: November 19, 2021	By:	/s/ Carl R. Christenson
Name: Carl R. Christenson
Title: Chairman and Chief Executive Officer